Exhibit 3.2

RESTATED BYLAWS

OF

OSTEX INTERNATIONAL, INC.

(as last amended June 2, 1997)

ARTICLE I.  PRINCIPAL OFFICE

The principal office of the corporation shall be at 2203 Airport Way South, Suite 301, Seattle, Washington 98134. The corporation may have such other offices, either within or without the state of Washington, as the business of the corporation may require from time to time.

ARTICLE II.  SHAREHOLDERS’ MEETINGS

1.                                      Annual Meetings

The annual meeting of the shareholders, for the purpose of election of directors and for such other business as may come before it, shall be held at the principal office of the corporation, or such other place as may be designated by the notice of the meeting, on the first Tuesday in April in each year at 10:00 a. m., but in case such day shall be a legal holiday, the meeting shall be held at the same hour and place on the next succeeding day not a holiday.

2.                                      Special Meetings

Special meetings of the shareholders of this corporation may be called at any time by the holders of 10% of the voting shares of the corporation, or by the president, or by a majority of the board of directors.  No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting.  The board of directors may designate any place as the place of any special meeting.

3.                                      Notice of Meetings

Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting and, if and to the extent required by law, to each other shareholder of the corporation.  Such notice shall be given not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation other than in the usual or regular course of business, or the dissolution of corporation shall be given no fewer than twenty (20) days nor more than sixty (60) days before the meeting date.  Notice may be transmitted by:  mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation.

4.                                      Waiver of Notice

Notice of the time, place, and purpose of any meeting may be waived in writing (either before or after such meeting)and will be waived by any shareholder by his or her attendance thereat in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.  Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

5.                                      Quorum and Adjourned Meetings

A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice.  At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting pursuant to Section 9 of this Article II), notwithstanding the withdrawal of enough shareholders from either meeting to leave less than a quorum.

6.                                      Proxies

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

7.                                      Voting Record

After fixing a record date for a shareholders’ meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders’ meeting.  The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder.  A shareholder, a shareholder’s agent, or a shareholder’s attorney may inspect the shareholders’ list, beginning ten (10) days prior to the shareholders’ meeting and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held, during regular business hours and at the shareholder’s expense.  The shareholders’ list shall be kept open for inspection during such meeting or any adjournment.

8.                                      Voting of Shares

Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders’ meeting to one vote for every share standing in his or her name on the books of the corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

9.                                      Record Date

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, the board of directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date is fixed for the original meeting.

10.                               Election of Directors

Each shareholder entitled to vote at an election of directors may vote in person or by proxy the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote.  No shareholder shall be entitled to cumulate votes.

ARTICLE III.  DIRECTORS

1.                                      General Powers

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors except as otherwise provided by the laws under which this corporation is formed or in the Articles of Incorporation.

2.                                      Number

The board of directors shall be comprised of no more than ten and no fewer than three directors, the exact number of which shall be set by the board from time to time.  No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3.                                      Term

The Directors shall serve for classified three-year terms.  The terms of at least two (2) but not more than three (3) Directors shall expire each year.  For purposes of establishing classified terms, commencing with the annual meeting of shareholders held in 1994, two (2) of the Directors shall serve one-year terms, two (2) shall serve two-year terms, and two (2) shall serve three-year terms.  The terms of the Directors shall be determined by vote of the Board of Directors.  Directors may serve for any number of consecutive terms.  As applicable, Directors shall be elected by the shareholders at each annual shareholders’ meeting, to hold office until their respective successors are elected and qualified.

4.                                      Election

The directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause, the directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

5.                                      Vacancies

Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors through less than a quorum of the board.  A director elected to fill a vacancy due to resignation or removal shall be elected for the unexpired term of his or her predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by the board for a term extending until the next annual meeting of shareholders or until his or her successor is elected and qualified, whichever is later.

6.                                      Resignation

Any director may resign at any time by delivering written notice to the board of directors, its chairperson, the president or the secretary of the corporation.  A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

7.                                      Removal of Directors

At a meeting of shareholders called expressly for that purpose, the entire board of directors, or any member thereof, may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of such directors.

8.                                      Meetings

(a)                                  The annual meeting of the board of directors shall be held immediately after the annual shareholders’ meeting at the same place as the annual shareholders’ meeting or at such other place and at such time as may be determined by the directors.  No notice of the annual meeting of the board of directors shall be necessary.

(b)                                 Special meetings may be called at any time and place upon the call of the president, secretary, or any two (2) directors; provided, however, that in the event there is only one (1) director, he or she may call a special meeting.  Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting, by mail, private carrier, radio, telegraph, telegram, facsimile transmission, personal communication by telephone or otherwise at least two (2) days in advance of the time of the meeting.  The purpose of the meeting need not be given in the notice.  Notice of any special meeting may be waived in writing or by telegram

(either before or after such meeting) and will be waived by any director by attendance thereat.  Written notice shall be in a comprehensible form and effective at the earliest of the following:  (i) when, dispatched by telegraph, teletype, or facsimile equipment; or (ii) when received; or (iii) if mailed, five (5) days after its deposit in the United States mail, as evidenced by the postmark if mailed with first-class postage, prepaid and correctly addressed; or on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(c)                                  Regular meetings of the board of directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the board of directors.  No notice of regular meetings of the board of directors shall be necessary.

(d)                                 At any meeting of the board of directors, any business may be transacted, and the board may exercise all of its powers.

9.                                      Quorum and Voting

(a)                                  A majority of the directors presently in office shall constitute a quorum, but a lesser number may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given.

(b)                                 At each meeting of the board at which a quorum is present, the act of a majority of the directors present at the meeting shall be the act of the board of directors.  The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

10.                               Compensation

By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

11.                               Presumption of Assent

A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

(a)                                  The director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding it or transacting business at the meeting;

(b)                                 The director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c)                                  The director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

12.                               Committees

The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members one or more committees, each of which must have two or more members and, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors, except that no such committee shall have the authority to:  authorize or approve a distribution except according to a general formula or method prescribed by the board of directors; approve or propose to shareholders action that the Washington Business Corporation Act requires to be approved by shareholders; fill vacancies on the board of directors or on any of its committees; amend any Articles of Incorporation not requiring shareholder approval; adopt, amend, or repeal Bylaws; approve a plan of merger not requiring shareholder approval; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the board of directors.

ARTICLE IV.  SPECIAL MEASURES FOR CORPORATE ACTION

1.                                      Actions by Written Consent

Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the laws under which this corporation is formed, to be voted upon or approved at a duly called meeting of the directors, committee of directors, or shareholders may be accomplished without a meeting if one or more unanimous written consents of the respective directors or shareholders, setting forth the actions so taken, shall be signed, either before or after the action taken, by all the directors, committee members, or shareholders, as the case may be.  Action taken by unanimous written consent is effective when the last director or committee member signs the consent, unless the consent specifies a later effective date.  Action taken by unanimous written consent of the shareholders is effective when all consents are in possession of the corporation, unless the consent specifies a later effective date.

2.                                      Meetings by Conference Telephone

Members of the board of directors, members of a committee of directors, or shareholders may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE V.  OFFICERS

1.                                      Officers Designated

The officers of the corporation shall be a president, one or more vice presidents (the number thereof to be determined by the board of directors), a secretary, and a treasurer, each of whom shall be elected by the board of directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors.  Any two or more offices may be held by the same person.  The board of directors may, in its discretion, elect a chairperson of the board of directors; and, if a chairperson has been elected, the chairperson shall, when present, preside at all meetings of the board of directors and the shareholders and shall have such other powers as the board may prescribe.

2.                                      Election, Qualification and Term of Office

Each of the officers shall be elected by the board of directors at each annual meeting of the board of directors.  Except as hereinafter provided, each of said officers shall hold office from the date of his or her election until the next annual meeting of the board of directors and until his or her successor shall have been duly elected and qualified.

3.                                      Powers and Duties

(a)                                  President.  The president shall be the chief executive officer of the corporation and, subject to the direction and control of the board of directors, shall have general charge and supervision over its property, business, and affairs.  He or she shall, unless a chairperson of the board of directors has been elected and is present, preside at meetings of the shareholders and the board of directors.  The office of President may be held by one or more persons.  If more than one person holds the office, each shall be entitled to exercise the authority of the office, subject to the direction and control of the board of directors and the chairperson of the board of directors, if any.

(b)                                 Vice President.  In the absence of the president or in the event of the president’s inability to act, the executive vice president shall act in the president’s place and stead and shall have all the powers and authority of the president, except as limited by resolution of the board of directors.

(c)                                  Secretary.  The secretary shall in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

(d)                                 Treasurer.  Subject to the direction and control of the board of directors, the treasurer shall have the custody, control, and disposition of the funds and securities of the corporation and shall account for the same.  At the expiration of his or her term of office, the treasurer shall turn over to his or her successor all property of the corporation in his or her possession.

4.                                      Assistant Secretaries and Assistant Treasurers

The assistant secretaries, when authorized by the board of directors, may sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors.  The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

5.                                      Removal

The board of directors shall have the right to remove any officer whenever in its judgment the best interests of the corporation will be served thereby.

6.                                      Vacancies

The board of directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his or her successor shall have been duly elected and qualified.

7.                                      Salaries

The salaries of all officers of the corporation shall be fixed by the board of directors.

ARTICLE VI.  SHARE CERTIFICATES

1.                                      Issuance, Form and Execution of Certificates

No shares of the corporation shall be issued unless authorized by the board.  Such authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, the value of noncash consideration, and a statement that the board has determined that such consideration is adequate.  Certificates for shares of the corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state:

(a)                                  The name of the corporation and that the corporation is organized under the laws of this state;

(b)                                 The name of the person to whom issued; and

(c)                                  The number and class of shares and the designation of the series, if any, which such certificate represents.

They shall be signed by the president or vice president or secretary of the corporation.  Certificates may not be issued for fractional shares.  No certificate shall be issued for any share until the consideration established for its issuance has been paid.

2.                                      Transfers

Transfers of stock shall be made only upon the stock transfer records of the Corporation, which records shall be kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar.  The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register and to record transfers of shares therein.  Shares shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate.

No shares shall be transferred on the records of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation or to its transfer agent or registrar.

ARTICLE VII.  BOOKS AND RECORDS

1.                                      Books of Accounts, Minutes and Share Register

The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors exercising the authority of the board of directors on behalf of the corporation.  The corporation shall maintain appropriate accounting records.  The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.  The corporation shall keep a copy of the following records at its principal office:  the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; the Bylaws or Restated Bylaws and all amendments to them currently in effect; the minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three years; its financial statements for the past three years, including the balance sheets and income statements prepared pursuant to Section 3 of this Article VII; all written communications to shareholders generally within the past three years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of the State of Washington.

2.                                      Copies of Resolutions

Any person dealing with the corporation may rely upon a copy of any of the words of the proceedings, resolutions, or votes of the board of directors or shareholders, when certified by the president or secretary.

3.                                      Financial Statements

(a)                                  Not later than four (4) months after the close of each fiscal year, and in any event prior to the annual meeting of shareholders next following the close of such fiscal year, the corporation shell prepare (i) a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of such fiscal year, and (ii) an income statement showing the results of its operation during such fiscal year.  Such statements may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate.  If financial statements are prepared by the corporation for any purpose on the basis of generally accepted accounting principles, the annual statements must also be prepared, and disclose that they are prepared, on that basis.  If financial statements are prepared only on a basis other than generally accepted accounting principles, they must be prepared, and disclose that they are prepared, on the same basis as other reports and statements prepared by the corporation for the use of others.

(b)                                 Upon written request, the corporation shall promptly mail to any shareholder a copy of the most recent balance sheet and income statement.  If prepared for other purposes, the corporation shall also furnish upon written request a statement of sources and applications of funds, and a statement of changes in shareholders’ equity, for the most recent fiscal year.

(c)                                  If the annual financial statements are reported upon by a public accountant, the accountant’s report must accompany them.  If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation’s accounting records:

(i)                                     Stating the person’s reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(ii)                                  Describing any respects in which the statements were not prepared on a basis of accounting consistent with the basis used for statements prepared for the preceding year.

ARTICLE VIII.  CORPORATE SEAL

The board of directors may provide for a corporate seal which shall have inscribed thereon the name of the corporation, the year, and state of incorporation and the words “corporate seal.”

ARTICLE IX.  AMENDMENT OF BYLAWS

The power to alter, amend, or repeal these Bylaws and adopt new Bylaws is vested in the board, subject to repeal or change by action of the shareholders.

ARTICLE X.  FISCAL YEAR

The fiscal year of the corporation shall be the twelve (12) month period as set by resolution of the board from time to time.